Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2005 on the consolidated financial statements of TechAlt, Inc. and Subsidiary for the years ended December 31, 2004 and 2003 included herein on the registration statement of TechAlt, Inc. on Form SB-2, Amendment No. 3, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 12, 2005